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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Plato Learning, Inc. of our reports dated December 5, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in Plato Learning, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the references to us under the headings "Experts", "Summary and Unaudited Pro Forma Consolidated Financial Data" and "Selected Consolidated Financial Data" in such Registration Statement.

         /s/ PricewaterhouseCoopers LLP
         Minneapolis, Minnesota

         May 22, 2001




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